                                                                EXHIBIT (99)(a)

PROXY           PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP           PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY,
                                  JUNE 3, 1998

         The Stockholder executing this Proxy appoints Victor T. Adamo, W. Peter McCabe, M.D., and Isaac J. Powell, M.D., and each of them, each with full power to appoint his substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock, no par value per share, of Professionals Insurance Company Management Group ("Professionals Group") that the Stockholder would be entitled to vote on all matters which come before the 1998 Annual Meeting of Stockholders of Professionals Group referred to above (the "Professionals Group Annual Meeting") and at any adjournment(s) or postponement(s) of the Professionals Group Annual Meeting. The affirmative vote of a majority of the shares represented at the Professionals Group Annual Meeting may authorize the adjournment or postponement of the meeting; provided, however, that no proxy which is voted against any proposal will be voted in favor of adjournment or postponement to solicit further proxies for such proposal.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROFESSIONALS GROUP. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF PROFESSIONALS GROUP COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND ALL OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND FOR THE NAME CHANGE AMENDMENT. THE SHARES OF PROFESSIONALS GROUP COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE PROFESSIONALS GROUP ANNUAL MEETING.


                     PLEASE MARK, SIGN AND DATE THIS PROXY.
   RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PAID RETURN ENVELOPE

                  (Continued and to be signed on reverse side.)

1.The election of four directors to the Board of Directors of Professionals
  Group for three year terms expiring at the Annual Meeting of Stockholders to be held in the year 2001 and upon the election and qualification of their successors or upon their earlier resignation or removal, namely: Mr. R. Kevin Clinton, John F. Dodge, Jr., Esq., H. Harvey Gass, M.D., and Ann F. Putallaz, Ph.D.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL DIRECTOR NOMINEES LISTED ABOVE.

[ ]  Vote for all nominees listed above.

[ ]  Withhold authority to vote for all nominees listed above.

Instruction: To withhold authority for any nominee(s) listed above, list name(s) of nominee(s) in the space below provided:

-------------------------------------------------------------------------------

2.Approval and adoption of the First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997, as amended (the "Merger Agreement"), among Professionals Group, PICOM Insurance Company and Physicians Protective Trust Fund ("PPTF"), and all of the transactions contemplated by the Merger Agreement (including, without limitation, the issuance of shares of common stock, no par value per share, of Professionals Group ("Professionals Group Common Stock") to eligible members of PPTF).

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

         [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN

3.Approval and adoption of an amendment to Article I of the First Amended and Restated Articles of Incorporation of Professionals Group to change the name of Professionals Group to "Professionals Group, Inc." (the "Name Change Amendment").

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

         [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN

             The undersigned Stockholder hereby (i) revokes any and all proxies previously executed with respect to the Professionals Group Annual Meeting, and
(ii) acknowledges receipt of the Notice and Joint Proxy Statement/Prospectus for the Professionals Group Annual Meeting.

                    Dated:                              , 1998
                          ------------------------------

                    Signature
                             ---------------------------------------------------

                    Title
                         -------------------------------------------------------

                    Signature
                             ---------------------------------------------------
                           Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.